Exhibit 99.1

For Immediate Release

Clark Holdings Inc. Agrees to be Acquired by Affiliate of The Gores Group

Trenton, New Jersey, September 1, 2011 - Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA), a non-asset-based provider of logistical services to the print media industry and other supply chain management services, today announced that it has entered into a definitive merger agreement with an affiliate of The Gores Group, LLC (“Gores”) under which Gores will acquire all of the outstanding equity of Clark.  Pursuant to the merger agreement, Clark’s stockholders will receive $0.46 in cash for each share of Clark common stock they hold at the time of the merger, which represents a premium to the current market closing share price on September 1, 2011 of 171%.

Clark’s Board of Directors approved the transaction and has recommended that Clark’s stockholders adopt the merger agreement.  The merger agreement with Gores was reached following an extensive market evaluation and marketing process conducted by Clark and its advisor EVE Partners.  A special meeting of Clark’s stockholders will be held as soon as practicable after the preparation and filing of a proxy statement with the Securities and Exchange Commission (the “SEC”) and subsequent mailing to shareholders.  During the 30 calendar day period following the date of the merger agreement, Clark is permitted to solicit alternative proposals from third parties.  The transaction is subject to customary closing conditions, including the approval of Clark’s stockholders, but is not subject to any condition with regard to financing the transaction.

Clark Holdings Inc. Chairman Donald McInnes noted, “As a result of a review of alternatives to enhance stockholder value, our Board of Directors concluded that the best available alternative was the transaction with Gores.  The Board of Directors believes that the transaction is in the best interest of the Company’s stockholders.”

“We believe that Clark is a great company that will benefit by going private,” said Victor Otley, Managing Director of The Gores Group.  “We look forward to working with Clark’s outstanding management team and employees to continue to provide world class services to its customers.”

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

About The Gores Group, LLC

The Gores Group, LLC is a private equity firm focused on acquiring controlling interests in mature and growing businesses which can benefit from the firm's operating experience and flexible capital base. The firm combines the operational expertise and detailed due diligence capabilities of a strategic buyer with the seasoned M&A team of a traditional financial buyer. The Gores Group, which was founded in 1987 by Alec E. Gores, has become a leading investor having demonstrated over time a reliable track record of creating substantial value in its portfolio companies alongside management. The firm's current private equity fund has committed equity capital of more than $4 billion. Headquartered in Los Angeles, The Gores Group maintains offices in Boulder, CO, and London. For more information, please visit www.gores.com

Important Additional Information About the Transaction

In connection with the proposed merger, Clark will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clark’s stockholders.  BEFORE MAKING ANY VOTING DECISION, CLARK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Clark’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Clark’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Clark Holdings Inc., Attn: Chief Executive Officer, 121 New York Avenue, Trenton, New Jersey 08638, telephone: (609) 396-1100.

Clark and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger.  Information regarding Clark’s directors and executive officers is available in Clark’s Form 10-K for the fiscal year ended January 1, 2011, which was filed with the SEC on April 14, 2011.  Clark’s stockholders may obtain additional information regarding the interests of such potential participants in the proposed merger, which may be different than those of the Clark’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Clark and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements.  Risk factors that may affect future results are contained in Clark’s filings with the Securities and Exchange Commission, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Clark.  Clark expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

For more information, please contact:

For The Gores Group, LLC
Frank Stefanik
(310) 209-3010

Terry Fahn
Sitrick And Company
(310) 788-2850

For Clark Holdings, Inc.
Greg Burns
Chief Executive Officer
Clark Holdings, Inc.
(646) 257-2622